                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                      FIRST INDUSTRIAL REALTY TRUST, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                       FIRST INDUSTRIAL REALTY TRUST, INC.
                             311 South Wacker Drive
                                   Suite 4000
                             Chicago, Illinois 60606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 12, 2004

         NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of First Industrial Realty Trust, Inc. (the "Company") will be held on Wednesday, May 12, 2004 at 9:00 a.m. at the offices of the Company located at 311 South Wacker Drive, 40th Floor, Chicago, Illinois 60606 for the following purposes:

         1. To elect two Class I directors of the Company to serve until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

         2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2004; and

         3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

         Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

         The Board of Directors has fixed the close of business on March 22, 2004 as the record date for the Annual Meeting. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

         You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy. "Street name" stockholders who wish to vote in person will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting.

                                              By Order of the Board of Directors

Chicago, Illinois                             John H. Clayton
April 9, 2004                                 Secretary

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

                       FIRST INDUSTRIAL REALTY TRUST, INC.
                             311 South Wacker Drive
                                   Suite 4000
                             Chicago, Illinois 60606

                                 PROXY STATEMENT

                   FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 12, 2004

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Industrial Realty Trust, Inc. (the "Company") for use at the 2004 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 12, 2004, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote on the election of two Class I directors of the Company, to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year and to act on any other matters properly brought before them.

         This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 9, 2004. The Board of Directors has fixed the close of business on March 22, 2004 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 41,088,859 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on each matter presented to the stockholders at the Annual Meeting.

         STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY CARD. IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PERSONS DESIGNATED AS PROXY HOLDERS ON THE PROXY CARD WILL VOTE (I) FOR THE ELECTION OF THE TWO NOMINEES FOR CLASS I DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, (II) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR AND (III) IN THEIR OWN DISCRETION WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE STOCKHOLDERS AT THE ANNUAL MEETING OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING.

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         The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for the election of Class I directors and the ratification of the selection of the Company's auditors. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the majority vote required, although they will be counted for quorum purposes.

         A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. "Street name" stockholders who wish to vote in person will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting.

         The Company's 2003 Annual Report, including financial statements for the fiscal year ended December 31, 2003, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                                   PROPOSAL I

                        ELECTION OF A CLASS OF DIRECTORS

         Pursuant to the Articles of Amendment and Restatement of the Company, as amended (the "Articles"), the maximum number of members allowed to serve on the Company's Board of Directors is 12. The Board of Directors of the Company currently consists of nine seats and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each Annual Meeting of Stockholders.

         At the Annual Meeting, two directors will be elected to serve until the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated Jay H. Shidler and J. Steven Wilson to serve as Class I directors (the "Nominees"). Each of the Nominees is currently serving as a Class I director of the Company and has consented to be named as a nominee in this Proxy Statement. The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will vote for the election of such other person or persons as the Board of Directors may recommend. The proxies will not vote for the election of more than two persons.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following biographical descriptions set forth certain information with respect to the two Nominees for election as Class I directors at the Annual Meeting, the continuing directors whose terms expire at the Annual Meetings of Stockholders in 2005 and 2006 and certain executive officers, based on information furnished to the Company by such persons. The following information is as of March 22, 2004, unless otherwise specified.

  CLASS I NOMINEES FOR ELECTION AT 2004 ANNUAL MEETING - TERM TO EXPIRE IN 2007

JAY H. SHIDLER                                    Director since 1993

         Mr. Shidler, 57, has been Chairman of the Board of Directors since the formation of the Company in August 1993. He is the founder and managing partner of The Shidler Group. A nationally acknowledged expert in the field of real estate investment and finance, Mr. Shidler has over 35 years of experience in real estate investment and has acquired and managed properties involving several billion dollars in aggregate value. Since 1970, Mr. Shidler has been directly involved in the acquisition and management of over 1,000 properties in 40 states and Canada. Mr. Shidler is the Chairman of the Board of Directors of Corporate Office Properties Trust (NYSE:OFC). Mr. Shidler also serves as a director of Primus Guaranty, Ltd., a Bermuda holding company of which Mr. Shidler is a founder and whose subsidiary is a AAA-rated financial products company.

J. STEVEN WILSON                                  Director since 1994

         Mr. Wilson, 60, has been a director of the Company since June 1994. Since 1985, Mr. Wilson has been President, Chief Executive Officer and Chairman of the Board of Directors of Riverside Group, Inc., a holding company. Since February 2003, Mr. Wilson has been President of Advanced Building Products & Services, L.L.C. From 1991 to April 2003, Mr. Wilson was Chairman of the Board of Directors and Chief Executive Officer of Wickes Inc., which is a building and supply company with revenues of $1 billion with distribution and manufacturing facilities located primarily in the Midwest and Northeast regions of the United States.

             CLASS II CONTINUING DIRECTORS - TERM TO EXPIRE IN 2005

MICHAEL W. BRENNAN                                Director since 1996

         Mr. Brennan, 47, has been a director since March 1996. He has been President and Chief Executive Officer of the Company since November 1998, prior to which time he served as Chief Operating Officer of the Company from December 1995 to November 1998 and as Senior Vice President -- Asset Management of the Company from April 1994 to December 1995. He was a partner of The Shidler Group between 1988 and 1994 and the President of the Brennan/Tomasz/Shidler Investment Corporation and was in charge of asset management, leasing, project finance, accounting and treasury functions for The Shidler Group's Chicago operations. Between 1986 and 1988, Mr. Brennan served as The Shidler Group's principal acquisition executive in Chicago. Prior to joining The Shidler Group, Mr. Brennan was an investment specialist with CB Commercial (now CB Richard Ellis, Inc.). His professional affiliations include the Urban Land Institute ("ULI"), The Real Estate Roundtable, the National Association of Real Estate Investment Trusts ("NAREIT"), the Young Presidents Organization and the Economic Club of Chicago.

MICHAEL G. DAMONE                                 Director since 1994

         Mr. Damone, 69, is Director of Strategic Planning for the Company and has been a director of the Company since June 1994. Between 1973 and 1994, Mr. Damone was Chief Executive Officer of Damone/Andrew, a full service real estate organization, which developed several million square feet of industrial, warehouse, distribution and research and development buildings. Prior to co-founding Damone/Andrew in 1973, Mr. Damone was the executive vice president of a privately held, Michigan based real estate development and construction company, where he was responsible for the development of industrial/business parks. His professional affiliations include the Society of Industrial and Office Realtors ("SIOR"), the National Association of Realtors ("NAR"), the Michigan Association of Realtors and the Detroit Area Commercial Board of Realtors.

KEVIN W. LYNCH                                    Director since 1994

         Mr. Lynch, 51, has been a director of the Company since June 1994. Mr. Lynch is the co-founder and Principal of The Townsend Group ("Townsend"), an institutional real estate consulting firm, which provides real estate consulting for pension funds and institutional investors. In his capacity as Principal, Mr. Lynch is responsible for strategic development and implementation of client real estate portfolios. Mr. Lynch is also responsible for new product development. Prior to founding Townsend, Mr. Lynch was associated with Stonehenge Capital Corporation, where he was involved in the acquisition of institutional real estate properties and the structuring of institutional real estate transactions. Mr. Lynch is a director of Lexington Corporate Properties Trust. He is a member of the National Real Estate Advisory Board for the Real Estate Center at New York University, the National Council of Real Estate Investment Fiduciaries, and the Pension Real Estate Association.

             CLASS III CONTINUING DIRECTORS - TERM TO EXPIRE IN 2006

JOHN RAU                                          Director since 1994

         Mr. Rau, 55, has been a director of the Company since June 1994. Since December 2002, Mr. Rau has served as President and Chief Executive Officer and as a director of Miami Corporation, an asset management firm. He is also Chairman of the Chicago Title and Trust Company Foundation. From January 1997 to March 2000, he was President and Chief Executive Officer of Chicago Title Corporation, a New York Stock Exchange listed company, and its subsidiaries Chicago Title and Trust Co., Chicago Title Insurance Co., Ticor Title Insurance Co. and Security Union Title Insurance Co. Mr. Rau is a director of LaSalle Bank, N.A., BorgWarner, Inc. and Nicor Inc. From January 1997 to March 2000, he was a director of Chicago Title Corporation, Chicago Title and Trust Co. and Chicago Title Insurance Co., as well as Chairman of the Board of Directors of Ticor Title Insurance Co. and Security Union Title Insurance Co. From July 1993 until November 1996, Mr. Rau was Dean of the Indiana University School of Business. From 1991 to 1993, Mr. Rau served as Chairman of the Illinois Economic Development Board and as special advisor to Illinois Governor James Edgar. From 1990 to 1993, he was Chairman of the Banking Research Center Board of Advisors and a Visiting Scholar at Northwestern University's J.L. Kellogg Graduate School of Management. During that time he also served as Special Consultant to McKinsey & Company, a worldwide strategic consulting firm. From 1989 to 1991, Mr. Rau served as President and Chief Executive Officer of LaSalle National Bank. From 1979 to 1989, he was associated with The Exchange National Bank, serving as President from 1983 to 1989, at which time The Exchange

         National Bank merged with LaSalle National Bank. Prior to 1979, he was associated with First National Bank of Chicago.

ROBERT J. SLATER                                  Director since 1994

         Mr. Slater, 66, has been a director of the Company since June 1994. Since 1985, Mr. Slater has been President of Jackson Consulting, Inc., a private consulting company specializing in advising the basic manufacturing and distribution industries. He has retired as President of Crane Co., a multinational manufacturing company.

W. ED TYLER                                       Director since 2000

         Mr. Tyler, 51, has been a director of the Company since March 2000. From 1998 to 2000, Mr. Tyler served as Chief Executive Officer and a director of Moore Corporation Limited, a provider of data capture, information design, marketing services, digital communications and print solutions. Prior to joining Moore Corporation, Mr. Tyler served in various capacities at R.R. Donnelley & Sons Company, most recently as Executive Vice President and Chief Technology Officer, from 1997 to 1998, and as Executive Vice President and Sector President of Donnelley's Networked Services Sector, from 1995 to 1997.

EXECUTIVE OFFICERS AND OTHER SENIOR MANAGEMENT

MICHAEL J. HAVALA

         Mr. Havala, 44, has been Chief Financial Officer of the Company since April 1994. He joined The Shidler Group in 1989, and was Chief Financial Officer for The Shidler Group's Midwest region with responsibility for accounting, finance, information technology and treasury functions. With The Shidler Group, Mr. Havala structured joint ventures, obtained and refinanced project financing, developed and implemented management information systems and directed all financial aspects of a several million square foot portfolio located in various states throughout the Midwest. Prior to joining The Shidler Group, Mr. Havala was a Senior Tax Consultant with Arthur Andersen & Company, where he specialized in real estate, banking and corporate finance. Mr. Havala is a certified public accountant. His professional affiliations include NAREIT.

JOHANNSON L. YAP

         Mr. Yap, 41, has been the Chief Investment Officer of the Company since February 1997. From April 1994 to February 1997, he served as Senior Vice President -- Acquisitions of the Company. Prior to joining the Company, Mr. Yap joined The Shidler Group in 1988 as an acquisitions associate, and became Vice President in 1991, with responsibility for acquisitions, property management, leasing, project financing, sales and construction management functions. Between 1988 and 1994, he participated in the acquisition, underwriting and due diligence of several hundred million dollars of commercial properties. His professional affiliations include ULI, NAREIT and the Council of Logistics Management.

DAVID P. DRAFT

         Mr. Draft, 52, has been Executive Vice President - Operations of the Company since January 2001, prior to which time he served as Managing Director of the Company's Central region from December 1998 to January 2001 and as Senior Regional Director of the Company's Michigan and Northern Ohio regions from March 1996 to December 1998. He has 28 years experience in real estate brokerage, sales, leasing and asset management. Between 1994 and March 1996, Mr. Draft was Co-Founder and Principal of Draft & Gantos Properties, L.L.C., where he was responsible for real estate management, construction and development. From 1990 to 1994, Mr. Draft was Director of Development and Operations for Robert Grooters Development Company where he was responsible for land acquisitions, development project planning, financing and construction of industrial property. From 1977 to 1990, he was with First Real Estate, Inc., serving in the capacity of chief operating officer.

ROSS KIRK

         Mr. Kirk, 47, has been Managing Director of the Company's East region since December 1999, prior to which time he served as a Regional Director of the Company's Tampa region from December 1997 to December 1999. Mr. Kirk has 23 years of real estate experience. Between July 1992 and December 1997, he was President of Thompson-Kirk Properties, a full-service real estate firm in Tampa. Mr. Kirk is a licensed general contractor in the state of Florida, a licensed Florida real estate broker and a licensed Florida mortgage broker. He holds memberships in the National Association of Industrial and Office Properties ("NAIOP"), Tampa's Real Estate Investment Council and the Council of Logistics Management.

TIMOTHY E. GUDIM

         Mr. Gudim, 44, has been Managing Director of the Company's California region since December 1999, prior to which time he served as Managing Director of the Company's West/Gulf region from December 1998 to December 1999; as a Senior Regional Director of the Company's West region from June 1998 to December 1998; and as a Regional Director for Colorado from November 1997 to June 1998. Mr. Gudim has 22 years experience in the industrial real estate field. Between 1991 and October 1997, he was Vice President and a Principal of Pacifica Holding Company, a full service real estate company operating in Denver. Mr. Gudim's professional affiliations include NAIOP, SIOR and the Association of Industrial Realtors.

ARNE M. COOK

         Mr. Cook, 44, has been Managing Director of the Company's Central region since January 2001, prior to which time he served as Senior Regional Director of the Company's Minnesota region from January 2000 to December 2000, as Regional Director of the Company's Minnesota region from April 1998 to December 1999 and as Regional Development Manager from April 1997 to March 1998. He has 19 years of experience in the office and industrial real estate industry. From January 1995 to March 1997, Mr. Cook served as Senior Director of Real Estate Development with Opus Northwest LLC, a member of the Opus Group of Companies, where he was responsible for the development, sales, financing and asset management of office and industrial properties throughout the Midwest. His professional affiliations include NAIOP, NAREIT, ULI, the

         Minnesota Commercial Association of Realtors and the University of Wisconsin Real Estate Alumni Association.

GREGORY S. DOWNS

         Mr. Downs, 55, has been Managing Director of the Company's Gulf/Mountain region since July 2001, prior to which time he served as a Senior Regional Director from January 2000 to July 2001 and as a Regional Director from June 1998 to December 1999 of the Company's Denver region. From November 1997 to June 1998, he served as a Regional Development Officer of the Company. Mr. Downs has over 25 years of real estate experience. Between June 1994 and November 1997, he was Vice President of Development for Pacifica Holding Company, a full-service real estate company operating in Denver. Mr. Downs' professional affiliations include NAIOP and SIOR.

SCOTT A. MUSIL

         Mr. Musil, 36, has been Senior Vice President of the Company since March 2001; Controller of the Company since December 1995; Treasurer of the Company since May 2002; and Assistant Secretary of the Company since May 1996. In addition, he served as a Vice President of the Company from May 1998 to March 2001. Prior to joining the Company, he served in various capacities with Arthur Andersen & Company, culminating as an audit manager specializing in the real estate and finance industries. Mr. Musil is a certified public accountant. His professional affiliations include the American Institute of Certified Public Accountants and NAREIT.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

         The Board of Directors. The Board of Directors of the Company is currently comprised of eight members, a majority of whom are independent as affirmatively determined by the Board of Directors. In determining the independence of its members, the Board of Directors applied the following standards:

         1) The member must meet the definition of "Independent Director" contained in the Company's Articles, which requires that he or she be neither an employee of the Company nor a member of The Shidler Group.

         2) In accordance with Section 303A.02(a) of the Listed Company Manual of the New York Stock Exchange (the "NYSE"), the member must obtain the Board of Directors' affirmative determination, after taking into account all relevant facts and circumstances, that the member has no material relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Relationships to be considered include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

         3) The member must satisfy the independence tests set forth in Section 303A.02(b) of the Listed Company Manual of the NYSE.

Applying such standards, the Board of Directors has affirmatively determined that its current independent directors are Messrs. Lynch, Rau, Slater, Tyler and Wilson.

         Pursuant to the terms of the Company's Articles, the directors are divided into three classes. Class I directors hold office for a term expiring at this Annual Meeting. Class II directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2005. Class III directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2006. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. At each Annual Meeting of Stockholders, the successors to the class of directors whose term expires at that meeting will be elected to hold office for a term continuing until the Annual Meeting of Stockholders held in the third year following the year of their election and the election and qualification of their successors.

         The Board of Directors held nine meetings and acted once by unanimous consent during the fiscal year of 2003. Each of the directors serving in 2003 attended at least 75% of the total number of meetings of the Board of Directors and of the respective committees of the Board of Directors of which he was a member, except for John L. Lesher, who is no longer a director, and J. Steven Wilson, who attended 71% of such meetings due to his unavailability on one day on which a meeting of the Board of Directors and meetings of two committees on which he serves were held. Although the Company does not have a formal policy regarding director attendance at Annual Meetings of Stockholders, eight of the nine directors then serving attended the 2003 Annual Meeting of Stockholders.

         The Board of Directors has adopted Corporate Governance Guidelines to reflect the principles by which it operates. These guidelines, as well as the charters of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee of the Board of Directors, are accessible at the investor relations pages of the Company's website at www.firstindustrial.com. The Company has adopted a Code of Business Conduct and Ethics which includes the principles by which the Company expects its employees, officers and directors to conduct Company business and which is accessible at the investor relations pages of the Company's website at www.firstindustrial.com. The Company intends to post on its website amendments to, or waivers from, any provision of the Company's Code of Business Conduct and Ethics.


         The Board of Directors has appointed an Audit Committee, a Compensation Committee, an Investment Committee, a Nominating/Corporate Governance Committee and a Special Committee.

         Audit Committee. The Audit Committee is directly responsible for the appointment, discharge, compensation, and oversight of the work of any independent public accountants employed by the Company for the purpose of preparing or issuing an audit report or related work. In connection with such responsibilities, the Audit Committee approves the engagement of independent public accountants, reviews with the independent public accountants the audit plan, the audit scope, and the results of the annual audit engagement, pre-approves audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, pre-approves audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

         The membership of the Audit Committee currently consists of Messrs. Rau, Lynch and Wilson, each of whom, in the judgment of the Company's Board of Directors, is independent as required by the listing standards of the NYSE and the rules of the Securities and Exchange Commission ("SEC"). In the judgment of the Company's Board of Directors, each member is financially literate as required by the listing standards of the NYSE. Further, in the judgment of the Company's Board of Directors, Mr. Rau is an "audit committee financial expert," as such term is defined in the SEC rules, and has "accounting or related financial management expertise," as defined in the listing standards of the NYSE. See Mr. Rau's biography above. The Audit Committee met four times in 2003. In addition, Mr. Rau, as Chairman of the Audit Committee, holds a meeting on a quarterly basis with the Company's independent public accountants to discuss the review of quarterly information prior to the issuance of the quarterly earnings release. On May 14, 2003, the Board of Directors, on the unanimous recommendation of the Audit Committee, reaffirmed the Company's Audit Committee Charter.

         Compensation Committee. The Compensation Committee has overall responsibility for approving and evaluating the compensation plans, policies and programs relating to the executive officers of the Company. The Compensation Committee administers, and has authority to grant awards under, the First Industrial Realty Trust, Inc. 1994 Stock Incentive Plan (the "1994 Stock Plan"), the First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan (the "1997 Stock Plan"), the First Industrial Realty Trust, Inc. Deferred Income Plan (the "Deferred Income Plan") and the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan (the "2001 Stock Plan"). The Compensation Committee currently consists of Messrs. Slater and Tyler, each of whom, in the judgment of the Company's Board of Directors, is independent as required by the listing standards of the NYSE. The Compensation Committee met seven times in 2003.

         Investment Committee. The Investment Committee provides oversight and discipline to the acquisition and new investment process. New investment opportunities are described in written reports based on detailed research and analyses in a standardized format applying appropriate underwriting criteria. The Investment Committee meets with the Company's acquisition personnel, reviews each submission thoroughly and approves acquisitions and development projects having a total investment of greater than $3 million. The Investment Committee makes a formal recommendation to the Board of Directors for all acquisitions and development projects with a total investment in excess of $30 million. The membership of the Investment Committee currently consists of Messrs. Shidler, Brennan and Damone. The Investment Committee met 29 times and acted by unanimous consent 14 times during 2003.

         Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee recommends individuals for election as directors at the Annual Meeting of Stockholders of the Company and in connection with any vacancy that may develop on the Board of Directors. The Board of Directors, in turn, as a whole by a majority vote either approves all of the nominations so recommended by the Nominating/Corporate Governance Committee or rejects all of the nominations in whole, but not in part. In the event that the Board of Directors as a whole by a majority vote rejects the recommended nominations, the Nominating/Corporate Governance Committee develops a new recommendation. In addition, the Nominating/Corporate Governance Committee develops and oversees the Company's corporate governance policies. The membership of the Nominating/Corporate Governance Committee consists of independent directors selected by the entire Board of Directors of the Company from among those independent directors whose term is not expiring in the calendar year that the Nominating/Corporate Governance Committee is making its recommendation. The Nominating/Corporate Governance Committee that recommended the Nominees approved by the Board of Directors and set forth in this Proxy Statement consisted of Messrs. Lynch, Slater and Tyler, each of whom, in the judgment of the Company's Board of Directors, is independent as required by the listing standards of the NYSE. Mr. Lynch is the current Chairman of the Nominating/Corporate Governance Committee and also presides at meetings of non-management directors. The Nominating/Corporate Governance Committee met three times during 2003 and once in February 2004 to determine its nominations for this Proxy Statement.

         The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders of the Company. In order for a stockholder to nominate a candidate for election as a director at an Annual Meeting, notice must be given in accordance with the Bylaws of the Company to the Secretary of the Company not more than 180 days nor less than 75 days prior to the first anniversary of the preceding year's Annual Meeting. The fact that the Company may not insist upon compliance with the requirements contained in its Bylaws should not be construed as a waiver by the Company of its right to do so at any time in the future.

         In general, it is the Nominating/Corporate Governance Committee's policy that, in its judgment, its recommended nominees for election as members of the Board of Directors of the Company, at a minimum, have business experience of a breadth, and at a level of complexity, sufficient to understand all aspects of the Company's business and, through either experience or education, have acquired such knowledge as is sufficient to qualify as financially literate. In addition, recommended nominees must be persons of integrity and be committed to devoting the time and attention necessary to fulfill their duties to the Company.

         The Nominating/Corporate Governance Committee may identify nominees for election as members of the Board of Directors of the Company through its own sources (including through nominations by stockholders made in accordance with the Company's Bylaws), through sources of other directors of the Company, and through the use of third-party search firms. The Company has engaged a third party search firm to identify potential nominees and may do so again in the future. Subject to the foregoing minimum standards, the Nominating/Corporate Governance Committee will evaluate each nominee on a case-by-case basis, assessing each nominee's judgment, experience, independence, understanding of the Company's business or that of other related industries, and such other factors as the Nominating/Corporate Governance Committee concludes are pertinent in light of the current needs of the Company's Board of Directors.

         Special Committee. The Special Committee is authorized, within limits specified by the Board of Directors, to approve the terms under which the Company issues common stock, preferred stock or depository shares representing fractional interests in preferred stock, or under which the Company or any of the Company's subsidiaries, including First Industrial, L.P., issues debt. The membership of the Special Committee currently consists of Messrs. Shidler, Brennan and Rau. The Special Committee did not meet during 2003.

         Communications by Stockholders. Stockholders of the Company may send communications to the Board of Directors as a whole, its individual members, its committees or its non-management members as a group. Communications to the Board of Directors as a whole should be addressed to "The Board of Directors"; communications to any individual member of the Board of Directors should be addressed to such individual member; communications to any committee of the Board of Directors should be addressed to the Chairman of such committee; and communications to non-management members of the Board of Directors as a group should be addressed to the Chairman of the Nominating/Corporate Governance Committee. In each case, communications should be further addressed "c/o First Industrial Realty Trust, Inc., 311 South Wacker

Drive, Suite 4000, Chicago, Illinois 60606." All communications will be forwarded to their respective addressees and, if a stockholder marks his or her communication "Confidential", will be forwarded directly to the addressee.

DIRECTOR COMPENSATION

         Directors of the Company who are also employees receive no additional compensation for their services as a director. Non-employee directors of the Company receive an annual director's fee equivalent in value to $30,000. At least 50% of the value of such fee must be taken in the form of restricted stock. The Chairman of the Audit Committee receives an additional fee of $5,000 for his service as Chairman of the Audit Committee. Each non-employee director also receives $1,500 for each in-person meeting of the Board of Directors attended, $1,000 for each telephonic Board meeting participated in, $1,500 for each in-person committee meeting attended and $1,000 for each telephonic committee meeting participated in. Following the 2003 Annual Meeting of Stockholders, each of the Company's non-employee directors received 1,000 shares of restricted stock under the 1997 Stock Plan.

                             EXECUTIVE COMPENSATION

         The following table sets forth the aggregate compensation, including cash compensation and restricted stock and option awards, paid by the Company with respect to the fiscal years ended December 31, 2001, 2002 and 2003 to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           Long Term
                                                                         Compensation
                                                                 ----------------------------
                                                                  Restricted       Shares         All Other
Name and                              Annual                        Stock        Underlying    Compensation
Principal Position           Year    Salary($)    Bonus($)(1)    Awards($)(2)   Options(#)(3)     ($)(4)
------------------------     ----   -----------   -----------    ------------   -------------   ------------
Michael W. Brennan           2003   $   500,000   $        0     $  1,011,956            0      $     34,577
President and                2002       500,000      247,500          721,815            0           426,964
Chief Executive Officer      2001       490,000      735,000          338,002       72,000           337,673

Michael J. Havala            2003   $   284,000   $        0     $    584,776            0      $     19,848
Chief Financial Officer      2002       284,000      122,500          426,786            0           320,128
                             2001       275,600      440,000          372,492       64,000           248,505

Johannson L. Yap             2003   $   309,000   $        0     $    337,280            0      $     18,827
Chief Investment Officer     2002       309,000      148,500          455,315            0           286,620
                             2001       300,000      480,000          372,492       70,000           216,312

David P. Draft               2003   $   278,000   $        0     $    517,894            0      $     12,494
Executive Vice               2002       278,000      100,000          334,968            0           167,469
President - Operations       2001       270,000      340,000          196,593       44,100           170,645

Ross Kirk                    2003   $   214,000   $        0     $    360,763            0      $      9,600
Managing Director            2002       214,000      195,007          499,000            0            67,455
                             2001       208,000      308,880          115,886       25,800            40,414

---------------

(1) Amounts for 2001 represent bonuses awarded in February 2002 based on performance for the year ended December 31, 2001. Amounts for 2002 represent bonuses awarded in February 2003 based on performance for the year ended December 31, 2002.

(2) Amounts for 2001 represent restricted Common Stock awarded in March 2002. Amounts for 2002 represent restricted Common Stock awarded in March 2003. Amounts for 2003 represent restricted Common Stock awarded in March 2004. The dollar amount shown is approximately equal to the product of the number of shares of restricted Common Stock granted multiplied by the closing price of the Common Stock as reported by the NYSE on the date of grant ($34.49 on March 15, 2002 for 2001 amounts; $29.26 on March 20, 2003 for 2002 amounts; $38.75 on March 17, 2004 for
         2003 amounts). This valuation does not take into account any diminution in value that results from the restrictions applicable to such Common Stock. From and after the date of issuance, holders of the restricted Common Stock are entitled to vote such Common Stock and receive dividends at the same rate applicable to unrestricted shares of Common Stock. The total number of shares, and the value, of restricted Common Stock held by each Named Executive Officer as of December 31, 2003 (based on the closing price per share of Common Stock as reported on the NYSE on December 31, 2003 ($33.75)) is as follows: Mr. Brennan - 116,272 shares ($3,924,180), Mr. Havala - 95,098 shares ($3,209,558), Mr. Yap - 88,573 shares ($2,989,339), Mr. Draft -
         52,806 shares ($1,782,203) and Mr. Kirk - 37,780 shares ($1,275,075).
         Of the 40,460 shares of restricted Common Stock awarded in March 2002 to the Named Executive Officers as part of 2001 compensation, one-third vested in January 2003 and January 2004, as to which restrictions have been removed, and one-third will vest in January 2005. Of the 83,318 shares of restricted Common Stock awarded in March 2003 to the Named Executive Officers as part of 2002 compensation, one-third vested in January 2004, as to which restrictions have been removed, and one-third will vest in each of January 2005 and January 2006. Of the 72,585 shares of restricted Common Stock awarded in March 2004 to the Named Executive Officers as part of 2003 compensation, one-third will vest in each of January 2005, January 2006 and January 2007.

(3) Amounts for 2001 represent an aggregate of 275,900 options granted to the Named Executive Officers under the 1997 Stock Plan on January 16, 2002 at an exercise price equal to $30.53 per share. Such options vest in three equal installments on the first, second and third anniversaries of the date of grant. No options were granted to the Named Executive Officers with respect to 2002 and 2003.

(4) Includes premiums paid by the Company on term life insurance and long term disability insurance ($20,792 in 2003; $15,510 in 2002; $15,511 in
         2001) for the benefit of certain of the Named Executive Officers. Also includes car allowances ($62,400 in 2003; $62,400 in 2002; $62,400 in
         2001), a moving allowance ($47,000 in 2001) and personal financial planning allowances ($12,154 in 2003; $8,400 in 2002; $8,400 in 2001)
         for certain of the Named Executive Officers. Also includes benefits accrued in 2001 and 2002 on units awarded to the Named Executive Officers under the Deferred Income Plan. A portion of the amount accrued under the Deferred Income Plan to Mr. Draft in 2001 was used to acquire Common Stock having a value at the time of acquisition of $57,022, with the remainder of such amount paid in cash. The amounts accrued under the Deferred Income Plan to each of the other Named Executive Officers in 2001 were paid in cash. The amounts accrued under the Deferred Income Plan to each of the Named Executive Officers in 2002 were paid in cash.

OPTION GRANTS AND EXERCISES

         Option Grants. No options were granted in the fiscal year ended December 31, 2003 to the Named Executive Officers.

         Option Exercises and Year-End Holdings. Certain of the Named Executive Officers exercised an aggregate of 158,700 options in 2003. The following table sets forth information with respect to options exercised during, and the value of options held at the end of, 2003 by the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003
                     AND FISCAL YEAR-END 2003 OPTION VALUES

                                                       Number of Securities Underlying         Value of Unexercised
                                                            Unexercised Options               In-the-Money Options at
                          Shares                           at December 31, 2003(#)            December 31, 2003($)(2)
                        Acquired on        Value       -------------------------------     ----------------------------
Name                  Exercise(#)(1)   Realized ($)       Exercisable  Unexercisable       Exercisable    Unexercisable
----                  --------------   ------------       -----------  -------------       -----------    -------------
Michael W. Brennan             0                0           354,000       73,000            1,936,655        170,185
Michael J. Havala         47,500          298,771           111,000       60,000              245,984        148,221
Johannson L. Yap          10,000          130,008           166,000       64,000              618,174        161,101
David P. Draft            83,900          255,571            22,800       40,800               14,250        101,793
Ross Kirk                 17,300           72,087            22,400       28,400               14,000         62,384

--------------

(1) Represents shares with respect to which options were exercised in 2003 by the Named Executive Officers.

(2) Based on the closing price per share of Common Stock as reported on the NYSE on December 31, 2003 ($33.75).

EMPLOYMENT AGREEMENTS

         In February 1997, the Company entered into a written employment agreement with Michael W. Brennan, who became the Company's President and Chief Executive Officer in November 1998. The agreement provides for an initial annual minimum base salary of $195,000, which may be increased at the discretion of the Compensation Committee, and an annual bonus at the discretion of the Compensation Committee. The agreement provides for an initial term of two years and subsequent two-year periods unless otherwise terminated; provided, however, that the agreement will expire on Mr. Brennan's 70th birthday. Upon certain changes in control of the Company or a termination without cause, Mr. Brennan is entitled to severance in an amount equal to two times his annual base salary, plus two times his average bonus over the prior two years. In addition, upon termination, Mr. Brennan's options and awards under the 1994 Stock Plan, the 1997 Stock Plan and Deferred Income Plan will fully vest and his other benefits will continue for a period of two years. Severance amounts payable to Mr. Brennan upon termination will be reduced if such amounts become payable after Mr. Brennan's 67th birthday. Mr. Brennan has agreed to a two-year covenant not to compete after termination.

         In March 2002, the Company entered into written employment agreements with Michael J. Havala, the Company's Chief Financial Officer, Johannson L. Yap, the Company's Chief Investment Officer, and David P. Draft, the Company's Executive Vice President - Operations. Mr. Havala's and Mr. Yap's agreements amend and restate their prior employment agreements with the Company. The agreements provide for a minimum annual base salary of $284,000 for Mr. Havala, $309,000 for Mr. Yap and $278,000 for Mr. Draft, which amounts may be increased at the recommendation of the Chief Executive Officer, with the approval of the Compensation Committee, and for annual bonuses as recommended by the Chief Executive Officer and approved by the Compensation Committee. Each of the agreements provides for a continuous and self-renewing two-year "evergreen" term unless earlier terminated; provided, however, that the agreements will expire on Mr. Havala's, Mr. Yap's and Mr. Draft's respective 70th birthdays. Upon his termination without cause, through constructive discharge, or upon a work-related disability, each of Mr. Havala, Mr. Yap and Mr. Draft is entitled to severance in an amount equal to three times his annual base salary, plus 75% of his maximum bonus potential for the then-current year prorated through the date of termination. Upon certain changes in control of the Company, each of Mr. Havala, Mr. Yap and Mr. Draft is entitled to severance in an amount equal to two times his annual base salary, plus 100% of his maximum cash bonus for the then-current year prorated through the date of termination, plus two times the product of his annual base salary and an average of his actual cash bonus percentage for the prior two years and his maximum cash bonus percentage for the then-current year. In addition, upon his termination other than for cause, each of Mr. Havala's, Mr. Yap's and Mr. Draft's options and awards under the 1994 Stock Plan, the 1997 Stock Plan, the 2001 Stock Plan, the Deferred Income Plan and any subsequent similar plan will fully vest, and his health insurance benefits will continue for a period of three years. Severance amounts payable to Mr. Havala, Mr. Yap and Mr. Draft upon their termination will be reduced if such amounts become payable after their respective 67th birthdays. Each of Mr. Havala, Mr. Yap and Mr. Draft has agreed to a one-year covenant not to compete after his termination, except in connection with certain changes in control of the Company. Each of Mr. Havala, Mr. Yap and Mr. Draft has agreed to a six-month covenant not to compete in connection with certain changes in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. Slater and Tyler. Neither of them has served as an officer of the Company or had any other business relationship or affiliation with the Company in 2003, except his service as a director.

STOCK PERFORMANCE GRAPH

         The incorporation by reference of this Proxy Statement into any document filed with the SEC by the Company shall not be deemed to include the following performance graph unless such graph is specifically stated to be incorporated by reference into such document.

         The following graph provides a comparison of the cumulative total stockholder return among the Company, the NAREIT Equity REIT Total Return Index (the "NAREIT Index"), an industry index which, as of December 31, 2003, was comprised of 144 tax-qualified equity REITs (including the Company), and the Standard & Poor's 500 Index ("S&P 500"). The comparison is for the period from December 31, 1998 to December 31, 2003 and assumes the reinvestment of any dividends. The closing price for the Company's Common Stock quoted on the NYSE at the close of business on December 31, 1998 was $26.813 per share. The NAREIT Index includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide stockholders with a list of the REITs included in the NAREIT Index. The historical information set forth below is not necessarily indicative of future performance. The following graph was prepared at the Company's request by Research Data Group, Inc., San Francisco, California.
                                       16

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                         5 YEAR CUMULATIVE TOTAL RETURN
--------------------------------------------------------------------------------

                                      12/98   12/99   12/00   12/01   12/02   12/03
-----------------------------------------------------------------------------------
FIRST INDUSTRIAL REALTY TRUST, INC.   $ 100   $ 112   $ 151   $ 150   $ 148   $ 194
NAREIT EQUITY                           100      95     121     137     143     196
S & P 500                               100     121     110      97      76      97
-----------------------------------------------------------------------------------

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors is composed of two of the Company's independent directors, Messrs. Slater and Tyler. The Compensation Committee has overall responsibility for evaluating and approving the compensation plans, policies and programs relating to the executive officers of the Company.

         Objectives of Executive Compensation. The Company maintains the philosophy that compensation of its executive officers and other employees should serve the best interests of the Company's stockholders. Accordingly, the Compensation Committee has designed its compensation policy to provide management proper incentives, directly and materially linked to operating performance, to maximize the Company's overall performance. Consistent with this, executive compensation is weighted towards bonuses and incentive awards (e.g. restricted stock awards) paid or granted on the basis of the Company's and each executive's performance. Thus, while annual salary increases are based on personal performance of the executive officers and general economic conditions, annual bonuses and incentive awards are directly tied to the Company's actual economic performance during the applicable fiscal year.

         With respect to performance in years prior to 2002, executive compensation has included other incentive awards (e.g. stock option grants and deferred income awards) along with restricted stock. With respect to performance in 2002 and 2003, the Compensation Committee determined not to grant such other incentive awards and to utilize restricted stock awards exclusively as the Company's incentive award. Currently, the Compensation Committee anticipates that it will continue in the future to utilize restricted stock awards exclusively as the Company's incentive award; however, it reserves the right to utilize other incentive awards in the future if and when it determines such incentive awards would be appropriate.

         Restricted stock is granted to the executives under the provisions of the 1997 Stock Plan and will also be granted under the 2001 Stock Plan in the future. Other incentive awards (e.g., stock options and deferred income awards) were granted to the executives under the provisions of the 1994 Stock Plan, the 1997 Stock Plan and the Deferred Income Plan, and, if granted in the future, may be granted under such plans and under the 2001 Stock Plan. The Compensation Committee determines those executives who will receive restricted stock and other incentive awards and the size of such awards. Generally, stock options were, and, if granted in the future, would be expected to be, granted at the market price of the Common Stock at the date of grant so that executives and the Company's stockholders are similarly benefited by appreciation in the price of the Common Stock.

         2003 Bonus and Incentive Compensation/CEO Compensation. The bonuses and incentive awards awarded for 2003 performance to each of the Chief Executive Officer and the other executive officers of the Company were based on the Company's internal plan targets for 2003, including the Company's (i) stock price, including total return, (ii) earnings per share, (iii) funds from operations, (iv) net asset value, (v) return on assets, (vi) portfolio performance, including same store net operating income, tenant retention, occupancy and capital expenditures, (vii) general and administrative expense,
(viii) investment/divestment activity, (ix) capital markets activity, and (x) certain balance sheet objectives, including leverage and pay-out ratios. Generally, bonuses and incentive awards for 2003, including those for the Chief Executive Officer, were lower as a percentage of annual salary than in 2002, due to the Company's performance in 2003 below some of its internal plan targets in a difficult economic environment. The 2003 annual salary for Mr. Brennan,

Chief Executive Officer of the Company, was set prior to the beginning of such year and reflects general economic conditions prevailing at the time.

         Compensation Committee Procedures. The Compensation Committee annually evaluates the Company's performance, as well as the personal performance of the Chief Executive Officer and the other executive officers of the Company. Company performance is evaluated by quantitative factors based on the Company's internal plan targets for the applicable year. Personal performance is evaluated both by qualitative factors, including organizational and management development exhibited from year to year, and by quantitative factors based on the Company's internal plan targets for the applicable year. Generally, the Compensation Committee will meet prior to the beginning of each fiscal year to establish base salary and performance targets for the upcoming year and will meet again at the beginning of each year to review performance and approve incentive awards for the preceding fiscal year.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance.


         The Compensation Committee believes that it has designed and implemented a compensation structure that provides appropriate awards and incentives for the Company's executive officers as they work to sustain and improve the Company's overall performance.

         Submitted by the Compensation Committee:

                  Robert J. Slater, Chairman         W. Ed Tyler

REPORT OF THE AUDIT COMMITTEE

         Pursuant to a meeting of the Audit Committee on February 25, 2004, the Audit Committee reports that it has: (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the independent auditors the matters (such as the quality of the Company's accounting principles and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from PricewaterhouseCoopers LLP that it is independent and written disclosures regarding such independence as required by Independence Standards Board No. 1, and discussed with the auditors the auditors' independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report for the Company's fiscal year ended December 31, 2003.

         Submitted by the Audit Committee:

                  John Rau, Chairman        Kevin Lynch       J. Steven Wilson

CERTAIN RELATIONSHIPS AND TRANSACTIONS

         The Company often engages in transactions for which CB Richard Ellis, Inc. ("CB Richard Ellis") acts as a broker. The brother of Michael W. Brennan, the President and Chief Executive Officer and a director of the Company, is an employee of CB Richard Ellis and, in 5 transactions in 2003 in which the Company sold properties for approximately $29.0 million, received $116,081 as a portion of the brokerage commission paid by the Company to CB Richard Ellis in connection with such transactions. Management of the Company believes the terms of brokerage services provided by CB Richard Ellis in such transactions were as favorable to the Company as could be obtained in arm's length transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and "greater than ten-percent" stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms so filed.

         Based solely on review of the copies of such forms furnished to the Company for 2003, all Section 16(a) filing requirements applicable to the Company's officers, directors and "greater than ten-percent" stockholders were complied with, except that John Lesher, a former director of the Company, filed late one Form 4 with respect to a transaction on January 6, 2003, and filed late his Form 5 for 2002.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table presents information concerning the ownership of Common Stock of the Company and limited partnership units ("Units") of First Industrial, L.P. (which generally are exchangeable on a one-for-one basis, subject to adjustments, for Common Stock) by all directors, the Named Executive Officers, the directors and executive officers of the Company as a group and persons and entities, if any, known to the Company to be beneficial owners of more than 5% of the Company's Common Stock. The information is presented as of March 22, 2004, unless otherwise indicated, and is based on representations of officers and directors of the Company and filings received by the Company on
Schedule 13G under the Exchange Act. As of March 22, 2004, there were 41,088,859 shares of Common Stock and 6,670,921 Units outstanding.

                                                         Common Stock/Units
                                                             Beneficially
                                                                Owned
                                                       -----------------------
                                                                       Percent
                                                         Number       of Class
                                                         ------       --------
          Names and Addresses of
              5% Stockholders
          ----------------------

Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York  10017 (1)............              4,195,600        10.2%

         Names and Addresses of
         Directors and Officers*
         -----------------------

Jay H. Shidler (2).......................              1,324,843         3.2%
Michael W. Brennan (3)...................                574,924         1.4%
Michael G. Damone (4)....................                209,067          **
Kevin W. Lynch (5).......................                  3,362          **
John Rau (6).............................                 88,937          **
Robert J. Slater (7).....................                 13,762          **
W. Ed Tyler (8)..........................                 33,813          **
J. Steven Wilson (9).....................                 88,223          **
Michael J. Havala (10)...................                135,940          **
Johannson L. Yap (11)....................                263,514          **
David P. Draft (12)......................                 85,860          **

Ross Kirk (13)...........................                 55,136          **
All directors, Named Executive
  Officers and other executive officers                3,056,197         7.2%
  as a group (16 persons) (14)...........


----------------
* The business address for each of the directors and executive officers of the Company is 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606.

**       Less than 1%

(1) Pursuant to a Schedule 13G dated February 17, 2004 filed by Cohen & Steers Capital Management, Inc., Cohen & Steers Capital Management, Inc. has the sole power to dispose of all 4,195,600 shares reported, but has the sole power to vote only 4,157,900 of such shares.

(2) Includes 910,660 shares held by Shidler Equities, L.P., a Hawaii limited partnership owned by Mr. Shidler and Mrs. Shidler, 68,020 Units held by Mr. Shidler directly, 254,541 Units held by Shidler Equities, L.P., 1,223 Units held by Mr. and Mrs. Shidler jointly, and 22,079 Units held by Holman/Shidler Investment Corporation. Also includes 50,000 shares which may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $30.00 per share, 10,000 shares at an exercise price of $31.05 per share and 10,000 shares at an exercise price of $33.15 per share. Also includes 5,723 shares of restricted Common Stock issued under the 1997 Stock Plan.

(3) Includes 243,000 shares that may be acquired by Mr. Brennan upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 45,000 shares at an exercise price of $30.38 per share, 60,000 shares at an exercise price of $31.13 per share, 15,000 shares at an exercise price of $27.25 per share, 75,000 shares at an exercise price of $33.13 per share and 48,000 shares at an exercise price of $30.53 per share. Also includes 3,806 Units and 114,091 shares of restricted Common Stock issued under the 1997 Stock Plan.

(4) Includes 7,500 shares held by a trust for the benefit of Mr. Damone's wife. Also includes 4,467 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan at an exercise price of $30.53 per share. Also includes 144,296 Units. Also includes 9,892 shares of restricted Common Stock issued under the 1997 Stock Plan.

(5) Includes 3,362 shares of restricted Common Stock issued under the 1997 Stock Plan.

(6) Includes 22,500 shares that may be acquired by Mr. Rau upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $23.50 per share and 7,500 shares at an exercise price of $18.25 per share. Also includes 60,000 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $27.69 per share, 10,000 shares at an exercise price of $30.00 per share, 10,000 shares at an exercise price of $31.05 per share and 10,000 shares at an exercise price of $33.15 per share. Also includes 4,437 shares of restricted Common Stock issued under the 1997 Stock Plan.

(7) Includes 12,762 shares of restricted Common Stock issued under the 1997 Stock Plan.

(8) Includes 30,000 shares that may be acquired by Mr. Tyler upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.00 per share, 10,000 shares at an exercise price of $31.05 per share and 10,000 shares at an exercise price of $33.15 per share. Also includes 3,813 shares of restricted Common Stock issued under the 1997 Stock Plan.

(9) Includes 22,500 shares that may be acquired by Mr. Wilson upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $23.50 per share and 7,500 shares at an exercise price of $18.25 per share. Also includes 60,000 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $27.69 per share, 10,000 shares at an exercise price of $30.00 per share, 10,000 shares at an exercise price of $31.05 per share and 10,000 shares at an exercise price of $33.15 per share. Also includes 5,723 shares of restricted Common Stock issued under the 1997 Stock Plan.

(10) Includes 1,251 shares held in custodial accounts for Mr. Havala's children. Also includes 83,131 shares of restricted Common Stock issued under the 1997 Stock Plan.

(11) Includes 98,667 shares that may be acquired by Mr. Yap upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 52,000 shares at an exercise price of $33.13 per share and 46,667 shares at an exercise price of $30.53 per share. Also includes 1,680 Units. Also includes 75,963 shares of restricted Common Stock issued under the 1997 Stock Plan.

(12) Includes 52,777 shares of restricted Common Stock issued under the 1997 Stock Plan.

(13) Includes 36,248 shares of restricted Common Stock issued under the 1997 Stock Plan.

(14) Includes 45,000 shares in the aggregate that may be acquired by directors or executive officers upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 30,000 shares at an exercise price of $23.50 per share and 15,000 shares at an exercise price of $18.25 per share. Also includes 591,001 shares in the aggregate that may be acquired by directors and executive officers upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 45,000 shares at an exercise price of $30.38, 30,000 shares at an exercise price of $30.50, 93,500 shares at an exercise price of $31.13, 20,000 shares at an exercise price of $27.69, 15,000 shares at an exercise price of $27.25, 151,300 shares at an exercise price of $33.13, 40,000 shares at an exercise price of $30.00, 40,000 shares at an exercise price of $31.05, 40,000 shares at an exercise price of $33.15 and 116,201 shares at an exercise price of $30.53. Also includes 501,465 Units. Also includes 504,322 shares of restricted Common Stock issued under the 1997 Stock Plan.

                                   PROPOSAL II

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The accounting firm of PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has served as the Company's independent auditors since the Company's formation in August 1993. On February 25, 2004, the Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company's 2003 financial statements were approximately $392,537, including expenses. The aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company's 2002 financial statements were approximately $324,766, including expenses.

AUDIT-RELATED FEES


     The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services, including joint venture audits, an employee benefit plan audit and Sarbanes-Oxley Act consultation, for 2003 were approximately $108,150, including expenses. The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services, including Rule 3-14 audit work, joint venture audits and an employee benefit plan audit, for 2002 were approximately $142,995, including expenses.

TAX FEES

     Tax Compliance. The aggregate fees billed by PricewaterhouseCoopers LLP for tax compliance, including tax return preparation, in 2003 were approximately $201,855, including expenses. The aggregate fees billed by PricewaterhouseCoopers LLP for tax compliance, including tax return preparation, in 2002 were approximately $214,194, including expenses.

     Tax Consulting. The aggregate fees billed by PricewaterhouseCoopers LLP for tax advice and tax planning services, including 1031 Exchange consultation, REIT compliance consultation, state audit consultation, transaction consultation, return of capital review and federal and state regulation consultation, in 2003 were approximately $175,054, including expenses. The aggregate fees billed by PricewaterhouseCoopers LLP for tax advice and tax planning services, including 1031 Exchange consultation, REIT compliance consultation, state audit consultation, transaction consultation, return of capital review and federal and state regulation consultation, in 2002 were approximately $111,257, including expenses.

ALL OTHER FEES

         During fiscal 2003 and 2002, PricewaterhouseCoopers LLP did not provide any services to the Company other than those in the categories noted above.

PRE-APPROVAL

         The Audit Committee pre-approves all audit, audit-related, tax and other services proposed to be provided by the Company's independent auditor prior to engaging the auditor for that purpose. Consideration and approval of such services generally occur at the Audit Committee's regularly scheduled meetings. In situations where it is impractical to wait until the next regularly scheduled meeting, the Audit Committee has delegated the authority to approve the audit, audit-related, tax and other services to each of its individual members. Approvals of audit, audit-related, tax and other services pursuant to the above-described delegation of authority must be reported to the full Audit Committee at its next regularly scheduled meeting.

         The Audit Committee commenced pre-approval of audit, audit-related, tax and other services provided by the Company's independent auditor in December 2002. Since that time all services provided by the Company's independent auditor have been pre-approved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2004.

     OTHER MATTERS

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 10, 2004, in order to be considered for inclusion in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with the 2004 Annual Meeting of Stockholders.


OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in their discretion all shares represented by validly executed proxies.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

FIRST INDUSTRIAL REALTY TRUST, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694













                                      DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL



[X]     PLEASE MARK                                                                                                           |
        VOTES AS IN                                                                                                           | 0936
        THIS EXAMPLE.                                                                                                         |
                                                                                                                              ------


1.  Election of two Class I Directors                     2.  Ratification of the selection of         FOR     AGAINST   ABSTAIN
    (Please see reverse)                                      PricewaterhouseCoopers LLP as the        [ ]       [ ]       [ ]
                                                              Company's independent auditors.

           FOR                          WITHHELD          3.  In their discretion, on any and all other matters that may properly
           ALL       [ ]         [ ]    FROM ALL              come before the meeting.
         NOMINEES                       NOMINEES




[ ]
   ---------------------------------------------------
   For all nominees except as written above

                                                              NOTE: Please date proxy and sign exactly as name or names appear to the left. All joint owners of shares should sign. State full title if signing as executor, administrator, trustee, guardian, or other.
                                                              Please return signed proxy in the enclosed envelope.

                                                              The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said shares and hereby confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.


Signature:                                   Date:             Signature:                                  Date:
           ---------------------------------       -----------            --------------------------------       ----------



                                                             DETACH HERE



                                                 FIRST INDUSTRIAL REALTY TRUST, INC.

P                                      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 12, 2004
                                            SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R

O       The undersigned appoints Michael W. Brennan and Michael J. Havala, or either of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of stock of First Industrial
X       Realty Trust, Inc. (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the
        Company, to be held at the offices of the Company, 311 South Wacker Drive, 40th Floor, Chicago, Illinois 60606, commencing
Y       Wednesday, May 12, 2004, at 9:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the reverse side.


        Nominees (term, if elected, expires in 2007):

        (1) Jay H. Shidler and (02) J. Steven Wilson

        This proxy, when properly executed, will be voted as specified herein. If this proxy does not indicate a contrary choice, it will be voted for all nominees for director listed in Item 1, for the ratification of auditors in Item 2, and in the discretion of the persons named as proxies herein with respect to any and all matters referred to in Item 3.

        ----------------------------------------------------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
        ----------------------------------------------------------------------------------------------------------------------------


        HAS YOUR ADDRESS CHANGED?                                               DO YOU HAVE ANY COMMENTS?

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